Exhibit 99.1

NEWS RELEASE
Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S CANADIAN LOYALTY BUSINESS ANNOUNCES NEW
MULTI-YEAR AGREEMENT WITH JIFFY LUBE

Agreement Extends Loyalty Program Penetration in Automotive Care and Services Category

DALLAS, TX (March 2 , 2015) - Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced LoyaltyOne, its Canadian coalition loyalty business, signed a multi-year agreement with Shell Canada Products, the licensor and franchisor of the Jiffy Lube® brand in Canada, that allows AIR MILES® reward miles to be issued at the more than 150 participating Jiffy Lube® service centres throughout Canada. Beginning March 1, 2015 AIR MILES reward miles will be issued in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec.   Shell Canada Products has been a national AIR MILES Reward Program sponsor since 1993, signing a multi-year renewal with LoyaltyOne earlier this year.

AIR MILES collectors will earn 1 AIR MILES reward mile for every $20 spent at Jiffy Lube® service centres on qualifying oil changes as well as windshield wiper replacement and windshield wiper fluid purchased with oil changes. Additional bonus reward miles can be earned during promotions and with the purchase of an oil change featuring premium Pennzoil® products and Shell Rotella® products.

"We're pleased to partner with such leading  automotive  brands as Pennzoil® and Jiffy Lube®, both of which have helped define customers' vehicle preventive maintenance in Canada and the U.S.," said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. "The partnership extends our roster of AIR MILES automotive care and services issuance and redemption partners across the country inclusive of those offering fuel, car rentals, tires and after-market automotive needs".

The AIR MILES Reward Program is Canada's premier coalition loyalty program, with more than 10 million active Collector accounts representing approximately two-thirds of all Canadian households. AIR MILES collectors earn reward miles at hundreds of leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise. The AIR MILES Cash feature option enables collectors who opt-in the flexibility to instantly redeem their AIR MILES reward miles from their AIR MILES Cash balance in-store towards their purchases at participating Sponsors.

About Jiffy Lube

Shell Canada Products is the authorized  licensor and franchisor of the Jiffy Lube® brand in Canada, by its affiliate, Jiffy Lube International Inc.  There are currently 154 Jiffy Lube® service centres, which are all independently owned and operated and feature Pennzoil products. Jiffy Lube International pioneered the fast oil change industry by establishing the first drive-through service in 1979. Its mission is to provide customers with fast, professional service for their vehicles. For more than 35 years, the Jiffy Lube® brand has helped redefine the vehicle preventive maintenance experience for drivers by upholding the values the company was founded upon: convenience, speed and quality service. For more information, visit www.jiffylube.ca.

About LoyaltyOne Co.

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.  LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ more than 15,000 associates at approximately 100 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.